Filed pursuant to Rule 424(b)(5)
Registration No. 333-185657

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 10, 2013)

Agenus Inc.

3,333,333 Shares of Common Stock

Warrants to purchase 1,000,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 3,333,333 shares of our common stock, par value $0.01 per share, and common stock purchase warrants, or warrants, to purchase up to 1,000,000 shares of our common stock. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.30 of a share of common stock. The warrants have an exercise price of $3.75 per whole share of common stock. Each unit will be sold to investors in this offering at a negotiated price of $3.00 per unit. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering.

Our common stock trades on the NASDAQ Capital Market (NASDAQ) under the symbol “AGEN.” We have applied to list the shares being sold in this offering on the NASDAQ. There can be no assurances that the NASDAQ will grant the application. On September 17, 2013, the last reported sales price of our common stock on the NASDAQ was $3.02 per share. The warrants are not and will not be listed on any national securities exchange.

You should read carefully and consider the “Risk Factors” referenced on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus and the risk factors described in other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the units offered by this prospectus supplement. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the units we are offering.

	Per Unit	Total
Public offering price	$3.00000	$10,000,000
Placement agent fees (1)	$0.12375	$412,500
Proceeds, before expenses, to us (2)	$2.87625	$9,587,500

(1)	We have agreed to reimburse the placement agent, H.C. Wainwright & Co., LLC, for certain of their expenses as described under the “Plan of Distribution” on page S-9 of this prospectus supplement.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

Delivery of the shares and warrants will take place on or about September 23, 2013, subject to the satisfaction of certain conditions.

H.C. WAINWRIGHT & CO., LLC

The date of this prospectus supplement is September 18, 2013.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing in our common stock.

You should rely on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the sales agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the sales agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to “Agenus,” “Antigenics,” the “Company,” “we,” “us” or “our” mean Agenus Inc. and its subsidiaries, unless we state otherwise or the context otherwise requires.

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SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference herein and therein.

The Company

Our Business

We are a biotechnology company working to develop treatments for cancers and infectious diseases. We are focused on immunotherapeutic products based on our core platform technologies with multiple product candidates advancing through the clinic, including several product candidates that have advanced into late-stage clinical trials through corporate partners.

QS-21 Stimulon adjuvant

Our QS-21 Stimulon® vaccine adjuvant, is a saponin extracted from the bark of the Quillaja saponaria tree, also known as the soap bark tree or Soapbark, an evergreen tree native to warm temperate central Chile. QS-21 Stimulon has become a key component in the development of investigational preventive vaccine formulations across a wide variety of infectious diseases, including several investigational therapeutic vaccines intended to treat cancer and degenerative disorders. QS-21 Stimulon has been widely studied and approximately 50,000 patients have received vaccines containing the adjuvant. QS-21 Stimulon is currently being studied in 21 vaccine indications, which include GlaxoSmithKline’s Phase 3 vaccine programs for RTS,S for malaria, MAGE-A3 cancer immunotherapeutic for non-small cell lung cancer and melanoma and HZ/su for shingles. In addition, Janssen Alzheimer Immunotherapy’s QS-21 Stimulon adjuvant-containing vaccine candidate is in Phase 2 trials for the treatment of Alzheimer’s disease. If any of our partners’ products containing QS-21 Stimulon successfully completes clinical development and receives approval for commercial sale, we are generally entitled to receive royalties for 10 years after commercial launch, with some exceptions.

HerpV

HerpV, a recombinant, synthetic vaccine containing multiple antigens derived from the herpes simplex 2 virus, is currently in a Phase 2 clinical trial, and we believe it is one of the most advanced therapeutic vaccines for the treatment of genital herpes in clinical development. Combining our heat shock protein technology and our QS-21 Stimulon adjuvant, HerpV represents a potential new approach to the treatment of genital herpes. Rather than attempting to suppress the virus, which is what antivirals do, HerpV has the potential to enable the individual’s own immune system to stop the virus from causing and transmitting disease without chronic treatment.

The published results of a Phase 1 study show that HerpV administered with our QS-21 Stimulon adjuvant was associated with a significant induction of both CD4+ and CD8+ cellular immune responses. We believe that this is the first instance of a herpes vaccine candidate eliciting both CD4 and CD8 cellular immunity in human subjects. A Phase 2, randomized, double blind, multicenter clinical trial with HerpV is currently fully enrolled, with top-line data expected before the end of 2013. This study was designed to determine the biological efficacy of HerpV on genital viral shedding after three injections of the vaccine. In this study, a booster injection of HerpV is given at six months after the first injection to evaluate the durability of a potential treatment effect.

Prophage Series Vaccines

Our Prophage Series cancer vaccines are autologous therapies derived from cells extracted from the patient’s tumor. As a result, Prophage Series vaccines contain a precise antigenic ‘fingerprint’ of a patient’s particular cancer and are designed to reprogram the body’s immune system to target only cells bearing this fingerprint, reducing the risk that powerful anti-cancer agents will target healthy tissue and cause debilitating side effects often associated with chemotherapy and radiation therapy. Our Prophage Series G vaccines are currently being studied in two different settings of glioblastoma multiforme (GBM): newly diagnosed and recurrent disease.

In September 2013, we announced the results of a recent analysis from a multiple-center, Phase 2 clinical trial in 46 patients with newly diagnosed glioblastoma (GBM) treated with Prophage Series G-100 (HSPPC-96) in combination with the current standard of care (radiation and temozolomide) which showed, that, to date, patients treated with HSPPC-96 had a median progression free survival (PFS) of 17.8 months, with 63% of the patients progression free at 12 months and 20% of patients progression free at 24 months. These results indicate improvement when compared to patients treated with the standard of care, for which median PFS is 6.9 months. Median overall survival (OS), the primary endpoint of the trial, is 23.3 months to date and remains durable in patients treated with HSPPC-96. In this study, the 12 month survival rate is 85%, with 50% of patients still alive and being followed, with many surviving beyond the 24 month study period. For the standard of care alone, the median OS rate is 14.6 months to date.

In addition to the Phase 2 trial in patients with newly diagnosed GBM, the Cancer Therapy Evaluation Program (CTEP) of the National Cancer Institute (NCI) is supporting a randomized Phase 2 clinical trial of the HSPPC-96 vaccine in combination with bevacizumab (Avastin®) in approximately 222 patients with surgically resectable, recurrent GBM. Patients have already been randomized into this trial and active recruitment is underway at multiple centers in the United States. The study is being sponsored by the Alliance for Clinical Trials in Oncology (ALLIANCE), a cooperative group of the NCI. We believe that this trial is the largest brain tumor trial ever funded by the NCI and the largest vaccine study ever conducted with Avastin. The study is designed to compare efficacy of the HSPPC-96 vaccine administered with bevacizumab either concomitantly or at progression, versus treatment with bevacizumab alone. The primary endpoint is overall survival. This study design is supported in part by previous research indicating a potential synergistic effect between the mechanisms of action behind both HSPPC-96 and bevacizumab.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the “Risk Factors” on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the Securities and Exchange Commission, or the SEC, for a discussion of the factors you should consider carefully before deciding to purchase these securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Recent Developments

Subsequent to our second fiscal quarter ended June 30, 2013, we have sold an aggregate of 3,234,993 shares of our common stock in at the market offerings under our ATM Program at an average price of approximately $3.61 per share for net proceeds of approximately $11.4 million after deducting offering costs of approximately $325,000, including 1,141,185 shares sold on September 17, 2013 for an average price of $3.45 per share.

Corporate Information

Our principal executive office is located at 3 Forbes Road, Lexington, MA, 02421, and our telephone number is (781) 674-4400. Our website address is www.agenusbio.com. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of Common Stock.”

Issuer	Agenus Inc.

Common stock offered	3,333,333 shares

Warrants offered	We are offering warrants to purchase 1,000,000 shares of common stock. Each warrant has an exercise price of $3.75 per share and is exercisable beginning on March 23, 2014, for a period of five years. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. There is currently no market for the warrants and none is expected to develop after this offering.

Risk factors	Your investment in our common shares involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ symbol	AGEN

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

Stimulon® is a registered trademark of Agenus Inc. and its subsidiaries. All rights reserved.

RISK FACTORS

You should consider the risks set forth in this “Risk Factors” section, the “Risk Factors” section of the accompanying prospectus and the “Risk Factors” sections of our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition to the other information in this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors in evaluating your investment. If any of the events described in the following risk factors were to occur, our business, financial condition or results of operations likely would suffer. In that event, the trading price of our common stock could decline, and you could lose all or a part of your investment. See also the information contained under the heading “Cautionary Note About Forward-Looking Statements” immediately above.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $3.00 per unit, if you purchase units in this offering, you will suffer immediate and substantial dilution of $3.32 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offering and exercise of outstanding options and warrants.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of June 30, 2013, 1,416,288 shares of common stock were reserved for future issuance under our stock option plan. As of that date, there were also options outstanding to purchase 3,705,012 shares of our common stock and warrants outstanding to purchase 2,642,712 shares of our common stock. You will incur dilution upon exercise of any outstanding stock options or warrants.

Risks Related to The Warrants

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies and investments.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of June 30, 2013 was $(19,835,242), or $(0.69) per share of common stock. After giving effect to the sale of our units in the aggregate amount of $10,000,000 at an offering price of $3.00 per unit, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2013 would have been $(10,347,742), or $(0.32) per share of common stock. This represents an immediate increase in the net tangible book value of $0.37 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $3.32 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share	$3.00
Net tangible book value per share as of June 30, 2013	$(0.69)
Increase in net tangible book value per share after this offering	$0.37
As-Adjusted net tangible book value per share as of June 30, 2013, after giving effect to this offering	$(0.32)
Dilution per share to new investors in this offering	$3.32

The above discussion and table are based on 28,632,761 shares of our common stock outstanding as of June 30, 2013 and does not include:

•	2,642,712 shares issuable upon the exercise of outstanding or issuable warrants with a weighted-average exercise price of $14.48 per share;

•	3,705,012 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.13 per share;

•	130,136 nonvested shares;

•	333,333 shares issuable upon the conversion of our outstanding shares of Series A-1 Convertible Preferred Stock;

•	166,667 shares issuable under our Employee Stock Purchase Plan; and

•	66,451 shares issuable under our Directors’ Deferred Compensation Plan.

Because there is no minimum offering amount required as a condition to the closing of this offering, the dilution per share to new investors may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares of our common stock we are offering.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors.

DESCRIPTION OF SECURITIES

In this offering, we are offering 3,333,333 shares of common stock and warrants to purchase up to 1,000,000 shares of common stock. This prospectus supplement also relates to the offering of shares of our common stock upon the exercise, if any, of the warrants issued in this offering.

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 5 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants to purchase 1,000,000 shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of warrant, which will be provided to each investor in this offering and will be filed on a Current Report on Form 8-K in connection with this offering.

General Terms of the Warrants

The warrants to be issued in this offering represent the rights to purchase up to 1,000,000 shares of common stock at an initial exercise price of $3.75 per share. Each warrant may be exercised at any time after March 23, 2014 and from time to time on or after the date of delivery of the warrants through and including the five-year anniversary thereof.

Exercise

Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. We provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the stock certificate is required by the warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if stock certificates are not timely delivered. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of warrant shares that we were required to deliver to the holder, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder a certificate or certificates representing such number of shares of common stock.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average of the prices per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants issued in this offering.

The shares of common stock issuable on exercise of the warrants will be, when issued and paid for in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Fundamental Transactions

If, at any time while the warrants are outstanding, we (1) consolidate or merge with or into another corporation, (2) sell all or substantially all of our assets or (3) are subject to or complete a tender or exchange offer pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock (each, a “Fundamental Transaction”), then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.

Subsequent Rights Offerings

If, at any time while the warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, then the holders of the warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants.

Pro Rata Distributions

If, at any time while the warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our common stock, the holders of the warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants.

Certain Adjustments

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Delivery of Shares

Upon the holder’s exercise of a warrant, we will promptly, but in no event later than three trading days after the exercise date (the “Warrant Share Delivery Date”), issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action

We will provide notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if we shall take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;

•	any capital reorganization of our company, any reclassification or recapitalization of our capital stock or any consolidation or merger with, or any sale, transfer or other disposition of all or substantially all of our property, assets or business to, another corporation; or

•	a voluntary or involuntary dissolution, liquidation or winding up of our Company.

Limitations on Exercise

The number of warrant shares that may be acquired by any holder upon any exercise of the warrant shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.9% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice.

Additional Provisions

The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K that is incorporated herein by reference. We are not required to issue fractional shares upon the exercise of the warrants. No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants, except as set forth in the warrants. The warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter, dated as of September 18, 2013, between us and H.C. Wainwright & Co., LLC, we have engaged H.C. Wainwright & Co., LLC as our exclusive placement agent to solicit offers to purchase the units offered by this prospectus supplement. H.C. Wainwright & Co., LLC is not purchasing any units for its own account in this offering, and is not required to arrange the purchase or sale of any additional specific number or dollar amount of the securities.

H.C. Wainwright & Co., LLC has agreed to use its reasonable best efforts to arrange for the sale of all of the securities in this offering. There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered. We will enter into securities purchase agreements directly with the investors who purchase securities in this offering. The engagement letter provides that the obligations of H.C. Wainwright & Co., LLC and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel.

We currently anticipate that the closing of this offering will occur on or about September 23, 2013. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	H.C. Wainwright & Co., LLC, as placement agent, will receive the placement agent fees in accordance with the terms of the engagement letter; and

•	we will deliver the shares of common stock and warrants to the investors.

We have agreed to pay H.C. Wainwright & Co., LLC an aggregate fee equal to 5% on aggregate gross proceeds of $6,500,000 raised from new investors and 2.5% on aggregate gross proceeds of $3,500,000 raised from existing holders of our common stock, or approximately $412,500, of the gross proceeds from the sale of the units in this offering. We have also agreed to reimburse H.C. Wainwright & Co., LLC for expenses incurred by it in connection with this offering. Such reimbursement will be limited to a maximum of $30,000 without our prior written approval. Under no circumstances will the fee, commission or discount received by H.C. Wainwright & Co., LLC or any other member of the Financial Institutions Regulatory Authority, or FINRA, or independent broker-dealer exceed 8% of the gross proceeds to us in this offering or any other offering in the United States pursuant to this prospectus supplement and the accompanying prospectus.

The following table shows the per share and total placement agent fees we will pay in connection with the sale of the units, assuming the purchase of all of the units we are offering.

Per unit placement agent fees	$0.12375
Total	$412,500

We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees, will be approximately $100,000. After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9,487,500.

We have agreed to indemnify H.C. Wainwright & Co., LLC and certain other persons against certain liabilities relating to or arising out of H.C. Wainwright & Co., LLC’s activities under the engagement letter. We have also agreed to contribute to payments H.C. Wainwright & Co., LLC may be required to make in respect of such liabilities.

H.C. Wainwright & Co., LLC may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, H.C. Wainwright & Co., LLC would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by H.C. Wainwright & Co., LLC acting as principal. Under these rules and regulations, H.C. Wainwright & Co., LLC:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

A copy of the engagement letter, the form of securities purchase agreement we entered into with the purchasers and the form of warrant will be included as exhibits to our current report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The transfer agent for our common stock to be issued in this offering is American Stock and Transfer Company. We will act as transfer agent for the warrants being offered hereby.

Our common stock is traded on the NASDAQ Capital Market under the symbol “AGEN.” The warrants to purchase common stock issued to the investors in this offering are not expected to be eligible for trading on any market.

LEGAL MATTERS

Choate, Hall & Stewart LLP, Boston, Massachusetts, will pass on the validity of the shares of common stock offered by this prospectus supplement. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Agenus Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under file number 000-29089. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompany prospectus are part of a registration statement on Form S-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. We hereby incorporate by reference the documents listed below (File No. 000-29089).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed on March 18, 2013;

•	our Current Reports on Form 8-K as filed on February 5, 2013, February 27, 2013, April 16, 2013, May 1, 2013, June 17, 2013, September 5, 2013, September 17, 2013 and September 19, 2013;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 23, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 as filed on May 10, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 as filed on August 9, 2013; and

•	the description of our common stock contained in our registration statement on Form 8-A filed under the Securities Exchange Act on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.agenusbio.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Agenus Inc.

Attention: Secretary

3 Forbes Road

Lexington, MA 02421

Telephone: (781) 674-4400

The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$150,000,000

of

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to sell to the public, from time to time in one or more offerings for an aggregate initial offering price of up to $150,000,000:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	debt securities consisting of debentures, notes, or other evidences of indebtedness; or

•	units consisting of any combination of the foregoing securities.

We may offer and sell any combination of the securities in amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is listed on The NASDAQ Capital Market and trades under the symbol “AGEN.” On January 2, 2013, the last sale price of our common stock as reported on the NASDAQ Capital Market was $4.24 per share. The other securities that may be offered are not listed on any securities exchange or included in any automated quotation system.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, we may, from time to time, sell any of the Securities described in this prospectus in one or more primary offerings for an aggregate initial offering price of up to $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page 31 of this prospectus.

We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, Agenus Inc. and its subsidiaries and their predecessors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

•	our Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 000-29089);

•	our Current Reports on Form 8-K filed on December 21, 2012; December 19, 2012; November 9, 2012; October 23, 2012; June 19, 2012; March 20, 2012; March 5, 2012 and March 2, 2012 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed) (File No. 000-29089);

•	our Proxy Statement on Schedule 14A filed with the SEC on April 4, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 000-29089);

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (File No. 000-29089);

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (File No. 000-29089); and
•	the description of our common stock contained in our registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions (File No. 333-91747).

All filings by Agenus pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by Agenus subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

You may obtain copies of these documents, other than exhibits, free of charge on the Company’s website, www.agenusbio.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and any information incorporated by reference into this prospectus or prospectus supplement may contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

Although the Company believes it has been prudent in its plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise.

Oncophage® and Stimulon® are registered trademarks of Agenus Inc. and its subsidiaries. All rights reserved.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors relating to Agenus incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

THE COMPANY

Agenus Inc. (including its subsidiaries, also referred to as “Agenus,” the “Company,” “we,” “us,” and “our”) is a biotechnology company developing and commercializing technologies to treat cancers and infectious diseases, primarily based on immunological approaches. Our technology portfolio consists of our Saponin Platform (based on our saponin adjuvant based technologies) and our Heat Shock Protein (“HSP”) Platform (based on our HSP based technologies). Within our Saponin Platform is QS-21 Stimulon® adjuvant, or QS-21, which is used by our licensees in numerous vaccines under development in trials, some as advanced as Phase 3, for a variety of diseases, including cancer, shingles, malaria, Alzheimer’s disease, human immunodeficiency virus and tuberculosis. Within our HSP Platform, we are developing our Recombinant Series and our Prophage Series vaccines. HerpV, a therapeutic vaccine candidate from the Recombinant Series which is administered with QS-21, has been tested in a Phase 1 clinical trial for the treatment of genital herpes and is now entering a Phase 2 trial. In our Prophage Series we have tested product candidates in Phase 3 clinical trials for the treatment of renal cell carcinoma (“RCC”), the most common type of kidney cancer, and for metastatic melanoma, as well as in Phase 1 and Phase 2 clinical trials in a range of indications. Prophage Series vaccine R-100 is registered for use in Russia for the treatment of RCC in patients at intermediate risk of recurrence as Oncophage® vaccine (vitespen). Product candidates from our Prophage G-Series are currently in Phase 2 clinical trials in glioma, a type of brain cancer. Our business activities have included product research and development, intellectual property prosecution, manufacturing, regulatory and clinical affairs, corporate finance and development activities, market development, and support of our collaborations. Our product candidates require clinical trials and approvals from regulatory agencies, as well as acceptance in the marketplace. Part of our strategy is to develop and commercialize some of our product candidates by continuing our existing arrangements with academic and corporate collaborators and licensees and by entering into new collaborations.

You can find more information about Agenus in Agenus’ filings with the Securities and Exchange Commission referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

USE OF PROCEEDS

This prospectus relates to the securities that may be offered and sold from time to time by us. We expect to use the net proceeds from the sale of the securities from offerings under this prospectus for general corporate purposes unless the applicable prospectus supplement states otherwise. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended	Years Ended December 31,
	September 30, 2012	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Deficiency of Earnings to Cover Fixed Charges	$(5,885)	$(23,276)	$(21,906)	$(30,318)	$(30,801)	$(37,935)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	—	—	—	—	—	—
Deficiency of Earnings to Cover Combined Fixed Charges and Preferred Stock Dividends	$(6,478)	$(24,066)	$(22,696)	$(31,108)	$(31,591)	$(38,725)

For purposes of the ratio of earnings to fixed charges and the ration of combined fixed charges and preferred stock dividends to earnings, “earnings” consist of income before income taxes, interest and the portions of rentals representative of the interest factor. “Fixed charges” consist of interest expense and the portions of rentals representative of the interest factor.

DILUTION

If there is a material dilution of the investor’s equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling stockholders may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more primary offerings, common stock, preferred stock, debt securities and warrants to purchase any such securities.

In this prospectus, we refer to the common stock, preferred stock, debt securities and warrants to be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under the registration statement of which this prospectus forms a part will not exceed $150,000,000.

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Agenus is authorized to issue up to 70,000,000 shares of common stock, par value $0.01 per share, with 24,648,415 issued as of January 2, 2013. Agenus is also authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, with 31,620 Series A convertible preferred stock issued as of January 2, 2013 and 3,105 Series B2 convertible preferred stock issued as of January 2, 2013.

The following description of the Agenus capital stock does not purport to be complete and is qualified in all respects by reference to Agenus’ restated certificate of incorporation and bylaws, and the Delaware General Corporation Law (the “DGCL”).

DESCRIPTION OF COMMON STOCK

General

Each share of Agenus’ common stock has the same relative rights and is identical in all respects with each other share of common stock.

Voting Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of common stock may be paid to holders of shares of common stock. We have never declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the foreseeable future.

Preemptive Rights

Holders of common stock do not have any preemptive rights with respect to any shares that may be issued by Agenus in the future. Thus, Agenus may sell shares of its common stock without first offering them to the then holders of common stock.

Liquidation

In the event of any liquidation or dissolution of Agenus, whether voluntary or involuntary, the holders of Agenus’ common stock would be entitled to receive pro rata, after payment of all debts and liabilities of Agenus, all assets of Agenus available for distribution, subject to the rights of the holders of any preferred stock which may be issued with a priority in liquidation or dissolution over the holders of common stock.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “AGEN.” On January 2, 2013, the last reported sale price for our common stock on The NASDAQ Capital Market was $4.24 per share. As of January 2, 2013, we had approximately 19,000 stockholders of record.

Anti-Takeover Provisions

Statutory Business Combination Provision

Delaware has adopted a “business combination” statute (Section 203 of the DGCL) that may also have additional anti-takeover effects to provisions in Agenus’ restated certificate of incorporation and bylaws. Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, Agenus has not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire Agenus.

Size of the Board and Vacancies

Our bylaws provide that the exact number of directors is determined by resolution of the board of directors or by the stockholders at the annual meeting. Our board of directors has the right to fill any vacancies resulting from death, resignation, disqualification or removal, as well as any newly created directorships arising from an increase in the size of the board.

Amendment of Charter Provisions

The affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock, voting together as a single class, is required to, among other things, amend, alter, change or repeal certain provisions of our restated certificate of incorporation. Our bylaws may only be amended (or new bylaws adopted) by the board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock represented in person or by proxy at the meeting at which the amendment is voted on.

Undesignated Preferred Stock

We could issue preferred stock that could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of Agenus without any action by the stockholders. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	discouraging, delaying or preventing changes in control or management of Agenus.

Transfer Agent

The transfer agent and registrar for Agenus common stock is American Stock Transfer & Trust Company. Its telephone number is (800) 937-5449.

DESCRIPTION OF PREFERRED STOCK

We currently have authorized 5,000,000 shares of preferred stock, of which 31,620 shares have been designated as series A convertible preferred stock, 10,000 shares have been designated as series B1 convertible preferred stock, and 5,250 have been designated as series B2 convertible preferred stock. As of the date of this prospectus, the series A convertible preferred stock is issued and outstanding in the amount described in the preceding sentence and we have 3,105 shares of our series B2 convertible preferred stock outstanding although no further shares can be converted into shares of common stock. In April 2009, we issued 988,202 shares of our common stock upon conversion of 2,145 shares of our series B2 convertible preferred stock via cashless conversions. In April 2008, all of the series B1 convertible preferred stock was converted into 264,199 shares of our common stock via a cashless conversion. The remaining 4,953,130 authorized shares of preferred stock are undesignated and not issued or outstanding as of the date of this prospectus. As of the date of this prospectus, we do not have any equity securities that would be senior to, or on par with, our authorized preferred stock.

Series A Preferred Stock

On September 24, 2003, we sold 31,620 shares of series A convertible preferred stock, par value $.01 per share, which we refer to as “series A preferred stock.” Under the terms and conditions of the Certificate of Designation creating the series A preferred stock, the stock is convertible by the holder at any time into shares of our common stock, is non-voting, carries a 2.5 percent annual dividend yield, has an initial conversion price of $94.86, and is redeemable by us at its face amount on or after September 24, 2013. The liquidation value of the series A preferred stock is equal to $1,000 per share outstanding plus any accrued unpaid dividends. The Certificate of Designation does not restrict the repurchase or redemption of shares by us while there is an arrearage in the payment of dividends. The Certificate of Designation does not contemplate a sinking fund. This description of the series A preferred stock is qualified in its entirety by reference to the Certificate of Designation.

Series B Preferred Stock

On September 10, 2007, we issued 10,000 shares of our series B1 convertible preferred stock and 5,250 shares of our series B2 convertible preferred stock (the series B1 convertible preferred stock and the series B2 convertible preferred stock are referred to collectively as the class B convertible preferred stock) to a single institutional investor. In April 2008, all of the series B1 convertible preferred stock was converted into 264,199 shares of our common stock via a cashless conversion. Shares of the series B2 convertible preferred stock permit the investor to purchase common shares for consideration of up to 35 percent of the total dollar amount previously invested pursuant to the agreement with the investor, including conversions of the series B1 convertible preferred stock, at a purchase price equal to the lesser of $24.96 per common share or a price calculated based on the then-prevailing price of our common stock, and expire seven years from the date of issuance. The total number of shares of common stock issued or issuable to the holder of the class B convertible preferred stock cannot exceed 19.9% of our outstanding common stock. In April 2009, we issued 988,202 shares of our common stock upon conversion of 2,145 shares of our series B2 convertible preferred stock via cashless conversions. No dividends are paid on the class B convertible preferred stock and there are no liquidation preferences. This description of the class B convertible preferred stock is qualified in its entirety by reference to the Certificate of Designations.

Undesignated Preferred Stock

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we will issue will be governed by our restated certificate of incorporation, as amended, including the certificate of designations relating to such series of preferred stock, and our bylaws, as amended. In this section entitled “Description of Preferred Stock,” references to “Agenus,” “we,” “our” and “us” refer only to Agenus Inc. and not to its consolidated subsidiaries.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations which describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include the following, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends, if any;

•	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validly issued, fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our restated certificate of incorporation that would affect the class or series of preferred stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

DESCRIPTION OF WARRANTS

We may issue warrants or other rights. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. We will describe the financial and other specific terms of any such series of securities in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the prospectus supplement, we mean the applicable prospectus supplement describing the specific terms of the security you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In this section entitled “Description of Warrants,” references to “Agenus,” “we,” “our” and “us” refer only to Agenus Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in warrants should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

Warrants

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to common stock and preferred stock, see “Description of Common Stock” and “Description of Preferred Stock,” respectively.

We may offer by means of this prospectus warrants for the purchase of our preferred stock or common stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

•	if applicable, the date on and after which the warrants and any related securities will be separately transferable;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	whether the warrants will be issued in fully registered for or bearer form, in global or non-global form or in any combination of these forms;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions will apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities, as described below under “Legal Ownership and Book-Entry Issuance,” by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common shareholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common and preferred shareholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	any distribution to our common shareholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrantholders’ consent, for the purpose of:

•	curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

•	appointing a successor depository, if the securities are issued in the form of global securities;

•	evidencing a successor agent’s acceptance of appointment with respect to any securities;

•	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

•	issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

•	amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrantholders in any material respect.

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

•	reduces the number or amount of securities receivable upon any exercise of any such security;

•	shortens the time period during which any such security may be exercised;

•	otherwise adversely affects the exercise rights of warrantholders in any material respect; or

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless all of the following conditions are met:

•	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement or other instrument; and

•	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We will replace any destroyed, lost, stolen or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See “Legal Ownership and Book-Entry Issuance.”

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between Agenus and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $150,000,000 in debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $150,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Agenus and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Agenus.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of the Company, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Agenus, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency, or reorganization of Agenus or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium, or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when Agenus has outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency, or reorganization occurs, the principal, premium, and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of Agenus permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any ambiguity, defect, or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1) to register the transfer or exchange of such debt securities;

(2) to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3) to compensate and indemnify the trustee; or

(4) to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Agenus, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

In this section entitled “Description of Units,” references to “Agenus,” “we,” “our” and “us” refer only to Agenus Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global—that is, book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

Except as described below, we will issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable depositary or warrant agent or other third party employed by us or any of the foregoing, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an instrument defining the rights of security holders, to relieve us of the consequences of a breach or of our or its obligation to comply with a particular provision of such an instrument or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless specified otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York (“DTC”), will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and any applicable agent also will not supervise the depositary in any way.

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

•	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable depositary or warrant agent that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not us or any applicable agent, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in a primary offering of securities, such offered securities may be resold in one or more transactions:

•	on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Capital Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent

The transfer agent and registrar for Agenus common stock is American Stock Transfer & Trust Company. Its telephone number is (800) 937-5449.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Choate, Hall & Stewart LLP.

EXPERTS

The consolidated financial statements of Agenus Inc., as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Agenus Inc. (“Agenus”) is subject to the information requirements of the Exchange Act, and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Documents we have filed with the SEC are also available on our website through the investor link at www.agenusbio.com. Information contained on our web site does not constitute a part of this prospectus and is not incorporated by reference herein.

3,333,333 Shares

of Common Stock

Warrants to Purchase

1,000,000 Shares of

Common Stock

PROSPECTUS SUPPLEMENT

H.C. WAINWRIGHT & CO., LLC

September 18, 2013